                                             Exhibit 99.1

Media contact	Investor contact
Timothy Barello, 212.299.2256	Adam Minick, 312.340.8365
Laurie Bischel, 312.648.8698	CME-G
news@cmegroup.com
www.cmegroup.com/media-room.html
FOR IMMEDIATE RELEASE
CME Group Inc. Reports First-Quarter 2023 Financial Results
•Highest quarterly adjusted net income and adjusted earnings per share ever
CHICAGO, April 26, 2023 - CME Group Inc. (NASDAQ: CME) today reported financial results for the first quarter of 2023.
    The company reported revenue of $1.4 billion and operating income of $914 million for the first quarter of 2023. Net income was $884 million and diluted earnings per common share were $2.43. On an adjusted basis, net income was $882 million and diluted earnings per common share were $2.42. Financial results presented on an adjusted basis for the first quarter of 2023 and 2022 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1

"As global market participants sought to manage risk across asset classes, we saw a flight to futures, resulting in our second-highest quarterly revenue, highest adjusted net income and highest adjusted earnings per share ever,” said Terry Duffy, CME Group Chairman and Chief Executive Officer. “During the quarter, our total daily volume surpassed 25 million contracts 28 times, including a new single-day volume record of 66.3 million contracts on March 13. Of particular note was our double-digit growth in options and interest rate products, including the growth in our SOFR derivatives complex, driven by ongoing Fed policy changes and regional bank stress. Looking ahead, we expect risk management will continue to be more important than ever, and we will remain focused on meeting our clients’ needs in this volatile environment.”

First-quarter 2023 average daily volume (ADV) was 26.9 million contracts. Non-U.S. ADV reached 7.2 million contracts, which included the second-highest quarterly ADV across EMEA, Asia and Latin America.

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart at the end of the financial statements and earnings presentation materials.

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Clearing and transaction fees revenue for first-quarter 2023 totaled $1.2 billion. The total average rate per contract was $0.664. Market data revenue totaled $166 million for first-quarter 2023.
    As of March 31, 2023, the company had approximately $1.7 billion in cash (including $100 million deposited with Fixed Income Clearing Corporation (FICC) and included in other current assets) and $3.4 billion of debt. The company paid dividends of approximately $2.0 billion during the first quarter of 2023. The company has returned over $21.0 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012.

    CME Group will hold a Q&A conference call to discuss first-quarter 2023 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group’s website at www.cmegroup.com. An archived recording will be available for up to two months after the call.

    As the world's leading derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data - empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural products and metals.  The company offers futures and options on futures trading through the CME Globex platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. BrokerTec and EBS are trademarks of BrokerTec Europe LTD and EBS Group LTD, respectively. The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“S&P DJI”). “S&P®”, “S&P 500®”, “SPY®”, “SPX®”, US 500 and The 500 are trademarks of Standard & Poor’s Financial Services LLC; Dow Jones®, DJIA® and Dow Jones Industrial Average are service and/or trademarks of Dow Jones Trademark Holdings LLC. These trademarks have been licensed for use by Chicago Mercantile Exchange Inc. Futures contracts based on the S&P 500 Index are not sponsored, endorsed, marketed, or promoted by S&P DJI, and S&P DJI makes no representation regarding the advisability of investing in such products. All other trademarks are the property of their respective owners.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management programs to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk through third parties, including risks related to the performance, reliability and security of technology used by our third-party providers and third party providers that our clients rely on; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, credit spreads, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; the impact of the COVID-19 pandemic and response by governments and other third parties; our ability to accommodate increases in contract volume and order transaction traffic and to implement enhancements without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with the performance of our joint ventures with S&P Dow Jones (S&P Dow Jones Indices LLC) in index services and in trade processing/post trade services (OSTTRA), our primary data distribution partners’ actions and our partnership with Google Cloud; variances in earnings on cash accounts and collateral that our clearing house holds for its clients; impact of CME Group pricing and incentive changes; impact of aggregation services and internalization on trade flow and volumes; any negative financial impacts from changes to the terms of intellectual property and index rights; uncertainty related to the adoption and growth of SOFR and its impact on our business; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry, channel partner and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings. For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our other recent periodic filings, including our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission ("SEC") on February 27, 2023, under the caption "Risk Factors".

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CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	March 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$1,565.2	$2,720.1
Marketable securities	105.0	96.0
Accounts receivable, net of allowance	723.6	483.2
Other current assets (includes $5.1 and $4.9 in restricted cash)	547.2	529.8
Performance bonds and guaranty fund contributions	128,090.7	135,249.2
Total current assets	131,031.7	139,078.3
Property, net of accumulated depreciation and amortization	440.3	455.5
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	3,217.4	3,269.7
Goodwill	10,490.5	10,482.5
Other assets (includes $0.0 and $0.1 in restricted cash)	3,684.0	3,714.4
Total Assets	$166,039.2	$174,175.7
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$97.2	$121.4
Short-term debt	16.3	16.0
Other current liabilities	839.7	2,300.9
Performance bonds and guaranty fund contributions	128,090.7	135,249.2
Total current liabilities	129,043.9	137,687.5
Long-term debt	3,423.1	3,422.4
Deferred income tax liabilities, net	5,356.8	5,361.1
Other liabilities	831.0	826.0
Total Liabilities	138,654.8	147,297.0
Total CME Group Shareholders’ Equity	27,384.4	26,878.7
Total Liabilities and Equity	$166,039.2	$174,175.7

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended March 31,
	2023	2022
Revenues
Clearing and transaction fees	$1,200.2	$1,138.1
Market data and information services	165.8	151.7
Other	75.6	56.8
Total Revenues	1,441.6	1,346.6
Expenses
Compensation and benefits	204.5	185.2
Technology	51.3	45.9
Professional fees and outside services	38.3	31.8
Amortization of purchased intangibles	56.8	58.4
Depreciation and amortization	31.9	33.5
Licensing and other fee agreements	84.7	80.9
Other	60.4	51.8
Total Expenses	527.9	487.5
Operating Income	913.7	859.1
Non-Operating Income (Expense)
Investment income	1,357.7	73.1
Interest and other borrowing costs	(39.9)	(42.5)
Equity in net earnings of unconsolidated subsidiaries	78.2	73.3
Other non-operating income (expense)	(1,152.8)	(46.7)
Total Non-Operating Income (Expense)	243.2	57.2
Income before Income Taxes	1,156.9	916.3
Income tax provision	273.1	205.3
Net Income	$883.8	$711.0
Net Income Attributable to Common Shareholders of CME Group	$872.7	$702.0

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.43	$1.96
Diluted	2.43	1.95
Weighted Average Number of Common Shares:
Basic	358,933	358,609
Diluted	359,313	359,180

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	1Q 2022	2Q 2022	3Q 2022	4Q 2022	1Q 2023
Trading Days	62	62	64	63	62
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	1Q 2022	2Q 2022	3Q 2022	4Q 2022	1Q 2023
Interest rates	12,484	10,630	10,357	9,832	14,490
Equity indexes	7,950	7,751	7,445	7,465	7,303
Foreign exchange	904	950	1,091	1,000	969
Energy	2,515	1,932	1,837	1,829	2,083
Agricultural commodities	1,474	1,308	1,208	1,171	1,379
Metals	593	484	498	508	649
Total	25,920	23,055	22,437	21,803	26,873
Venue
CME Globex	24,060	21,531	21,021	20,279	24,171
Open outcry	1,030	725	704	746	1,623
Privately negotiated	830	799	711	778	1,080
Total	25,920	23,055	22,437	21,803	26,873

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	1Q 2022	2Q 2022	3Q 2022	4Q 2022	1Q 2023
Interest rates	$0.484	$0.493	$0.479	$0.500	$0.495
Equity indexes	0.526	0.532	0.524	0.535	0.595
Foreign exchange	0.800	0.767	0.729	0.756	0.790
Energy	1.124	1.171	1.140	1.181	1.300
Agricultural commodities	1.378	1.411	1.351	1.356	1.349
Metals	1.482	1.506	1.520	1.519	1.517
Average RPC	$0.644	$0.647	$0.631	$0.651	$0.664

1. ADV and RPC includes futures and options on futures only.

CME Group Inc. and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended March 31,
	2023	2022
Net Income	$883.8	$711.0
Restructuring and severance	0.7	3.7
Amortization of purchased intangibles(1)	70.1	69.8
Strategic transaction-related costs (credits)(2)	(2.2)	1.6
Foreign exchange transaction (gains) losses	0.7	(4.3)
Unrealized and realized (gains) losses on investments	(74.8)	(4.0)
Debt costs related to refinancing	—	7.7
Trading floor enhancements	—	4.4
Income tax effect related to above	4.0	(15.8)
Other income tax items	—	(7.9)
Adjusted Net Income	$882.3	$766.2
Adjusted Net Income Attributable to Common Shareholders of CME Group	$871.1	$756.6

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.43	$1.96
Diluted	2.43	1.95

Adjusted Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.43	$2.11
Diluted	2.42	2.11

Weighted Average Number of Common Shares:
Basic	358,933	358,609
Diluted	359,313	359,180
Preferred shares(3)	4,584	4,584

1. Includes $10.9 million of amortization of purchased intangibles (net of tax) at OSTTRA and $2.5 million of amortization of purchased intangibles at S&P Dow Jones Indices LLC, reported in Equity in net earnings of unconsolidated subsidiaries on the Consolidated Statements of Income.

2. Strategic transaction-related costs (credits) primarily include items related to the NEX transaction and the formation of the OSTTRA joint venture.
3. Preferred shares have similar rights as common shares without voting rights.